CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of Evergreen Select Fixed Income Trust of our report dated April 12, 1999, relating to the financial statements and financial highlights of Evergreen Select Money Market Fund, Evergreen Select Municipal Money Market Fund, Evergreen Select Treasury Money Market Fund and Evergreen Select 100% Treasury Money Market Fund (the "Funds"), appearing in the Funds' February 28, 1999 Annual Report to Shareholders, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in such Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, MA
June 25, 1999